Exhibit 99.1

MPG OFFICE TRUST COMMON STOCKHOLDERS
APPROVE MERGER WITH BROOKFIELD

LOS ANGELES, July 17, 2013 – MPG Office Trust, Inc. (NYSE: MPG) (the “Company”), a Southern California-focused real estate investment trust, announced that, at a Special Meeting of Stockholders held today, the Company’s common stockholders voted to approve the merger of the Company with and into Brookfield DTLA Fund Office Trust Inc. and the other transactions contemplated by the merger agreement. Approximately 97% of the votes cast at today’s Special Meeting of Stockholders voted in favor of the approval of the merger and the other transactions contemplated by the merger agreement, representing approximately 73% of the Company’s outstanding shares of common stock as of May 24, 2013, the record date for the Special Meeting.

Upon closing of the transaction, the Company’s common stockholders will receive merger consideration of $3.15 in cash per share, without interest and less any required withholding tax.

The Company expects the merger to close in the third quarter of 2013, following fulfillment of the conditions to closing, including receipt of required lender consents.

About MPG Office Trust, Inc.
MPG Office Trust, Inc. is the largest owner and operator of Class A office properties in the Los Angeles central business district. MPG Office Trust, Inc. is a full-service real estate company with substantial in-house expertise and resources in property management, leasing and financing. For more information on MPG Office Trust, visit our website at www.mpgoffice.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended). These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which the Company operates and beliefs of and assumptions made by Company management, involve risks and uncertainties that could significantly affect the financial results of the Company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “projects,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature.

Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving the Company. All statements that address operating performance, events or developments that are expected or anticipated to occur in the future, including statements relating to rent and occupancy growth, general conditions in the geographic areas where the Company operates and the availability of capital, are forward‑looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, there can be no assurance that such expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates, credit spreads, and foreign currency exchange rates, (iii) changes in the real estate markets, (iv) maintenance of real estate investment trust status, (v) availability of financing and capital, (vi) risks associated with the ability to consummate the merger and the timing of the closing of the merger, and (vii) those additional risks and factors discussed in reports filed with the U.S. Securities and Exchange Commission by the Company from time to time. The Company does not undertake any duty to update and revise statements contained in these materials based on new information or otherwise.

CONTACT:	MPG Office Trust, Inc.
Peggy Moretti
Executive Vice President, Investor and Public Relations
(213) 613-4558